EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED BY BLAKE INSOMNIA THERAPEUTICS.

EXHIBIT A OF THIS DOCUMENT HAS BEEN OMITTED

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE

APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE

OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT ("Agreement"), made and entered into as of this 1 day of February, 2017 by and between Blake Insomnia Therapeutics Inc. , a Nevada corporation, with an address of 244 5th Avenue, Ste A-154, New York, NY 10001 (“Blake”) and Sajo Consulting LLC, a Nevada limited liability company, with an address of 6440 Sky Pointe Dr., Ste 140-149, Las Vegas, NV 89131 (“Sajo”), collectively referred as the “Parties”.

This Agreement replaces all previous agreement on the same subject.

ARTICLE I GENERAL PROVISIONS

1.01 Business Purpose. The business of the Joint Venture shall be to provide joint development and commercialization of Zleepax® in combination with formulations to provide a series of oral drug products to aid in the treatment of insomnia. The Joint Venture looks first to develop a product to treat transient insomnia through the mechanism of its proprietary formula.

1.02 Term of the Agreement. This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

1.03 Contractual Joint Venture. No partnership is created by this Agreement. Nothing contained in this Agreement shall or shall be deemed to constitute the parties as partners, nor as agents of the other or any other relationship whereby either could be held liable for any act or omission of the other. Neither party shall have any authority to act for the other or to incur any obligation on behalf of the other or of the Joint Venture except as specifically provided by this Agreement. Each party covenants to indemnify the other against all claims, losses, costs, charges, fees, expenses, damages, obligations and responsibilities incurred by a party by reason of any action or omission of the other outside the scope of the authority specifically provided by this Agreement.

1.04 Governance. Sajo is entitled to nominate two board members accordingly to Blake and the individuals are subject to sign a standard Blake board of director agreement. Kailash Sarwal (1391 Kebet Way, Port Coquitlam, BC, Canada, V3C 6G1) is approved as one of the two members, subject to written consent of shareholders.

1.05 Compensation. Each Director will receive 15,000 shares per months as long as the Director continues to fulfill his duties and provide the service set forth above. The shares issued as compensation shall be restricted for six (6) months after issuance. Blake will cooperate in the lifting of restrictions on the shares once eligible for resale under SEC Rule 144 or other applicable exemption.

1.06 Duties of Sajo. Sajo will design protocols and manage studies in accordance with Exhibit “A” attached hereto with the intent of making the product viable to market. Sajo shall perform the first clinical trial for the Joint Venture and Blake on an exclusive basis, both in the United States of America and in international markets. It is understood that the first Phase II Trial will be a pilot study where the dosing and safety parameters will be established.

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Further trial or trials initiated after 31 July 2017 shall be defined under separate agreement and Blake is completely free to select a sponsor, site design and how to organize such trials.

1.07 Duties of Blake. Blake shall fund all expenses for the studies, including but not limited to legal fees and management fees. Except for routine operating expenses, all funding shall be direct to the vendor from Blake (or from a funding source introduced by Sajo) upon approval pursuant to Section 1.04. This is subject to separate agreement not yet entered into.

ARTICLE II INTELLECTUAL PROPERTY

2.01 Intellectual Property. Each Party is and remains the owner of its know how Background Intellectual Property and Independently Developed Foreground Intellectual Property, and the Parties understand and agree that, except as specifically set forth in this Agreement, no license or other rights, either express or implied, are granted by either Party, except as set forth in this Agreement or regulated in other agreements executed in writing. Each Party shall decide in its sole discretion whether it protects, and shall bear all costs of protecting, its Background Intellectual Property and Independently Developed Foreground Intellectual Property. “Background Intellectual Property” of a Party means (a) the Intellectual Property of a Party that is owned or controlled by that Party before the Effective Date of this Agreement, or (b) created by a Party outside the scope of this Agreement..

ARTICLE III INDEMNIFICATION OF THE JOINT VENTURERS

3.01 Indemnification. The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture and such course of conduct did not constitute gross negligence or willful misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IV TERMINATION OF JOINT VENTURE

4.01 Events of the Joint Venturers. The Joint Venture shall be dissolved upon the happening of any of the following events: (a) The adjudication of bankruptcy of either party, (b) Filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act by either party, (c) Withdrawal or removal of either of the parties or (e) Mutual agreement of the Parties.

This agreement can be terminated with one year written notice from one part to another. Any subsequent agreement entered by the parties will not be affected by termination of this Agreement.

ARTICLE V MISCELLANEOUS PROVISIONS

5.01 Books and Records. The Joint Venture shall keep adequate books and records at Sajo’s place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

5.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

5.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the Parties other than those set forth herein provided for.

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5.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

5.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

5.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of Nevada. The parties consent to the jurisdiction of the courts located in Clark County, Nevada, with respect to any legal proceedings arising out of or pertaining to this Agreement.

5.07 Other Instruments. The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Blake Insomnia Therapeutics Inc.	Sajo Consulting LLC

By:	By:
Name:	Name:
Title:	Title:

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Exhibit “A” to Joint Venture Agreement

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